UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West
San Antonio, Texas 78248
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On June 29, 2012, NuStar Logistics, L.P. (“NuStar Logistics”), a wholly owned subsidiary of NuStar Energy L.P. (“NuStar Energy”), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto entered into the first amendment (the “Amendment”) to NuStar Logistics’ unsecured 5-year revolving credit agreement dated as of May 2, 2012 (the “Credit Facility”).  NuStar Logistics’ obligations under the Credit Facility, as amended by the Amendment, are guaranteed by NuStar Energy and NuStar Pipeline Operating Partnership L.P., a wholly owned subsidiary of NuStar Energy.

The Amendment amends the Credit Facility to permit unlimited investments in joint ventures and unrestricted subsidiaries, provided that, before and after giving effect to any such investment, no default exists, including, without limitation, NuStar Energy is in pro forma compliance with the covenant requiring compliance with a certain consolidated debt coverage ratio (as defined in the Credit Facility) which is calculated, as provided in the Amendment, by including up to 20% of cash distributions from such joint ventures and unrestricted subsidiaries.

In addition, the Amendment provides that NuStar Energy will be in compliance with the consolidated debt coverage ratio as long as it maintains (i) as of the last day of the fiscal quarter ending June 30, 2012, a consolidated debt coverage ratio not to exceed 6.50 to 1.00; (ii) as of the last day of the fiscal quarter ending September 30, 2012, a consolidated debt coverage ratio not to exceed 6.00 to 1.00; and (iii) for subsequent fiscal quarters, a consolidated debt coverage ratio not to exceed 5.00 to 1.00; provided, that for the rolling period ending on June 30 of each year (commencing with the rolling period ending June 30, 2013), NuStar Energy’s consolidated debt coverage ratio may not exceed 5.50 to 1.00 for such rolling period.  Notwithstanding the foregoing (but subject to the following sentence), if all or substantially all of NuStar Energy’s asphalt assets and operations are owned by an unconsolidated joint venture, then the consolidated debt coverage ratio shall not exceed 5.00 to 1.00 for such fiscal quarters.  If at any time NuStar Energy has consummated one or more acquisitions within the two most recently completed fiscal quarters for an aggregate of at least $50.0 million, then, for the two rolling periods the last day of which immediately follows the date on which such acquisition is consummated, the numerator of the maximum consolidated debt coverage ratio otherwise permitted above shall be increased by 0.50 (not to exceed 5.50 to 1.00 for such rolling periods).

All other provisions of the Credit Facility remain in full force and effect. The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. For additional information about the Credit Facility, please see NuStar Energy’s Current Report on Form 8-K filed on May 8, 2012 and incorporated herein by reference.

Amendment to Mizuho Letter of Credit Agreement

In connection with the Amendment, NuStar Logistics, NuStar Energy, the lenders party thereto and Mizuho Corporate Bank, Ltd. as Issuing Bank and Administrative Agent (“Mizuho”) also entered into a First Amendment to Letter of Credit Agreement, dated as of June 29, 2012 (the “Amendment to Letter of Credit Agreement”), to the Letter of Credit Agreement, dated as of June 6, 2012, among NuStar Logistics, the Partnership, the lenders party thereto and Mizuho.  The Amendment to Letter of Credit Agreement amends the provisions of Letter of Credit Agreement to conform to the amendments to the Credit Facility as described under “Amendment to Credit Facility” above.

All other provisions of the Letter of Credit Agreement remain in full force and effect. The foregoing summary of the Amendment to Letter of Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment to Letter of Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. For additional information about the Letter of Credit Agreement, please see NuStar Energy’s Current Report on Form 8-K filed on June 12, 2012 and incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment and the Amendment to Letter of Credit Agreement described above under Item 1.01 is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	EXHIBIT
Exhibit 10.1

First Amendment to 5-Year Revolving Credit Agreement, dated as of June 29, 2012, among NuStar Logistics, L.P., NuStar Energy L.P., JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto.

Exhibit 10.2

First Amendment to Letter of Credit Agreement, dated as of June 29, 2012, among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto and Mizuho Corporate Bank, Ltd., as Issuing Bank and Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: July 6, 2012			By:	/s/ Amy L. Perry
				Name:	Amy L. Perry
				Title:	Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT
Exhibit 10.1

First Amendment to 5-Year Revolving Credit Agreement, dated as of June 29, 2012, among NuStar Logistics, L.P., NuStar Energy L.P., JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders party thereto.

Exhibit 10.2

First Amendment to Letter of Credit Agreement, dated as of June 29, 2012, among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto and Mizuho Corporate Bank, Ltd., as Issuing Bank and Administrative Agent.